UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2021

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	EYEG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On July 23, 2021, the Board of Directors (the “Board”) of EyeGate Pharmaceuticals, Inc. (the “Company”) appointed Brian M. Strem, Ph.D. as President and Chief Executive Officer of the Company, effective as of July 26, 2021 (the “Effective Date”).

Dr. Strem, age 42, is a co-founder of Yellowbrick Bio LLC d/b/a Bayon Therapeutics (“Bayon”), an ophthalmological pharmaceutical company based on a novel, light responsive small molecule platform. Dr. Strem is a co-founder of Okogen, Inc., a development stage ophthalmic company focused on a novel therapeutic for the treatment of viral infections of the eye, and served as its CEO from May 2015 through July 2021. Prior to founding Okogen, Dr. Strem worked at Sound Pharmaceuticals, Inc., Allergan, Inc. and Shire, Plc, where he was responsible for business development and corporate strategy in ophthalmology, otology and regenerative medicine. Dr. Strem began his career at Cytori Therapeutics with elevating roles within the commercial and research and development departments. Dr. Strem received a BS in bioengineering from Cornell University and a Ph.D. in biomedical engineering from the University of California, Los Angeles.

In connection with the appointment of Dr. Strem, Franz Obermayr, Ph.D., who has served as the Company’s Acting Chief Executive Officer since February 2021, resumed his prior role with the Company as its EVP Clinical Development, effective as of the Effective Date.

Appointment of Director

In connection with Dr. Strem’s appointment as President and Chief Executive Officer and pursuant to the terms of the Employment Agreement, the Board, upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from seven to eight members, and appointed Dr. Strem as a Class I director to fill the resulting vacancy, in each case effective as of the Effective Date, to serve in office until the 2022 annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier resignation or removal. Dr. Strem will not receive any compensation in connection with his service as a member of the Board.

Employment Agreement

In connection with Dr. Strem’s appointment as President and Chief Executive Officer, on July 22, 2021, the Company entered into an Employment Agreement (the “Employment Agreement”) with Dr. Strem. Pursuant to the Agreement, Dr. Strem will receive an annual base salary of  $400,000 and he is entitled to receive a performance bonus with a target of up to 50% of his annual base salary for the applicable fiscal year.

Pursuant to the Employment Agreement, as of the Effective Date, the Company granted Dr. Strem an option to purchase up to 100,000 shares of the Company’s common stock (the “Option”). The Option will vest with respect to one-third of the underlying shares on the one-year anniversary of the grant date, and thereafter will vest in equal monthly installments over a two-year period. Dr. Strem will also be entitled to receive two further options to purchase an aggregate of up to 100,000 shares of the Company’s common stock based on the achievement of market capitalization-based milestones as set forth in the Employment Agreement.

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If the Company terminates Dr. Strem’s employment without Cause or he resigns for Good Reason (as such terms are defined in the Employment Agreement), then Dr. Strem will be eligible to receive (i) continued payment of base salary for 3 months, which period will be extended to 6 months if the termination date is between 18 and 36 months following the Effective Date and will be extended to 12 months if the termination date is on or after the 36-month anniversary of the Effective Date or if termination occurs following a Change of Control (as such term is defined in the Employment Agreement) of the Company; (ii) a lump-sum cash payment, payable no later than the last installment of his severance, equal to 0.25 multiplied by the maximum performance bonus that he would have been eligible to receive in the year of termination, which multiple will be increased to 0.5 if the termination date is between 18 and 36 months following the Effective Date and will be increased to 1.0 if the termination date is on or after the 36-month anniversary of the Effective Date or if termination occurs following a Change of Control of the Company; and (iii) payment by the Company of monthly premiums under COBRA for up to 3 months following termination, which period will be extended to 6 months if the termination date is between 18 and 36 months following the Effective Date and will be extended to 12 months if the termination date is on or after the 36-month anniversary of the Effective Date or if termination occurs following a Change of Control of the Company.

Additionally, if the Company terminates Dr. Strem’s employment without Cause or he resigns for Good Reason, then that portion of his then unvested stock options and restricted stock awards that would have otherwise become vested over the 3 month period following such termination shall become fully vested and immediately exercisable on the date of such termination, which period will be extended to 6 months if the termination date is between 18 and 36 months following the Effective Date and will be extended to 12 months if the termination date is on or after the 36-month anniversary of the Effective Date. In the event that a Change of Control of the Company occurs, all of Dr. Strem’s unvested stock options and restricted stock awards shall become fully vested and immediately exercisable.

Non-Binding Term Sheet

On July 22, 2021, the Company entered into a non-binding term sheet (the “Term Sheet”) with Bayon. Dr. Strem is a founder of Bayon and owns approximately 28% of its equity interests. Pursuant to the Term Sheet, the Company and Bayon intend to negotiate and enter into a definitive agreement pursuant to which the Company would acquire Bayon in connection for closing consideration of 50,000 shares of the Company’s common stock, and potential earnout consideration of up to approximately $7.1 million or, in the Company’s discretion, up to approximately 2.2 million shares of the Company’s common stock or common stock equivalents, based on the achievement of successive milestones based on clinical trial data and regulatory approval of Bayon products. To the extent the Bayon acquisition is consummated, Dr. Strem will receive a portion of the consideration equal to his percentage ownership in Bayon. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated at all or on the terms described in this Current Report on Form 8-K.

Except as disclosed above, there are no arrangements or understandings between Dr. Strem and any other person pursuant to which he was appointed to serve as President and Chief Executive Officer of the Company and a member of the Board. There are also no family relationships between Dr. Strem and any director or executive officer of the Company, and except as disclosed above, Dr. Strem does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

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Item 7.01.	Regulation FD Disclosure.

On April 1, 2021, the Company issued a press release announcing the appointment of Dr. Strem as President and Chief Executive Officer of the Company and the execution of the Term Sheet. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Some of the statements in this Current Report on Form 8-K are “forward-looking” within the meaning of the federal securities laws. These “forward-looking” statements include statements relating to, among other things, the proposed terms and conditions of any binding definitive agreement with Bayon, which is subject to the receipt of all necessary approvals and satisfaction of all closing conditions for the completion of any such transaction. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this Current Report on Form 8-K, including, among other things, certain risk factors described under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2021 or described in the Company’s other public filings. The Company’s results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

10.1#	Employment Agreement by and between EyeGate Pharmaceuticals, Inc. and Brian M. Strem, dated as of July 22, 2021.
99.1	Press Release of EyeGate Pharmaceuticals, Inc. issued on July 26, 2021

#       Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer

Date: July 26, 2021

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